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                                                                    EXHIBIT 10.1

                            BAM! ENTERTAINMENT, INC.

                          SECURITIES PURCHASE AGREEMENT

                                DECEMBER 3, 2003





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                                TABLE OF CONTENTS

                                                                                                                           PAGE
                                                                                                                           ----
1.         Agreement to Sell and Purchase....................................................................................1

2.         Fees and Warrant..................................................................................................1

3.         Closing, Delivery and Payment.....................................................................................2
           3.1         Closing...............................................................................................2
           3.2         Delivery..............................................................................................2

4.         Representations and Warranties of the Company.....................................................................2
           4.1         Organization, Good Standing and Qualification.........................................................2
           4.2         Subsidiaries..........................................................................................3
           4.3         Capitalization; Voting Rights.........................................................................3
           4.4         Authorization; Binding Obligations....................................................................4
           4.5         Liabilities...........................................................................................4
           4.6         Agreements; Action....................................................................................4
           4.7         Obligations to Related Parties........................................................................5
           4.8         Changes...............................................................................................5
           4.9         Title to Properties and Assets; Liens, Etc............................................................7
           4.10        Intellectual Property.................................................................................7
           4.11        Compliance with Other Instruments.....................................................................7
           4.12        Litigation............................................................................................8
           4.13        Tax Returns and Payments..............................................................................8
           4.14        Employees.............................................................................................8
           4.15        Registration Rights and Voting Rights.................................................................9
           4.16        Compliance with Laws; Permits.........................................................................9
           4.17        Environmental and Safety Laws.........................................................................9
           4.18        Valid Offering.......................................................................................10
           4.19        Full Disclosure......................................................................................10
           4.20        Insurance............................................................................................10
           4.21        SEC Reports..........................................................................................10
           4.22        Listing..............................................................................................11
           4.23        No Integrated Offering...............................................................................11
           4.24        Stop Transfer........................................................................................11
           4.25        Dilution.............................................................................................11

5.         Representations and Warranties of the Purchaser..................................................................11
           5.1         No Shorting..........................................................................................11
           5.2         Requisite Power and Authority........................................................................11
           5.3         Investment Representations...........................................................................12
           5.4         Purchaser Bears Economic Risk........................................................................12
           5.5         Acquisition for Own Account..........................................................................12
           5.6         Purchaser Can Protect Its Interest...................................................................12
           5.7         Accredited Investor..................................................................................12
           5.8         Legends..............................................................................................13

6.         Covenants of the Company.........................................................................................14
           6.1         Stop-Orders..........................................................................................14


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
           6.2         Listing..............................................................................................14
           6.3         Market Regulations...................................................................................14
           6.4         Reporting Requirements...............................................................................14
           6.5         Use of Funds.........................................................................................14
           6.6         Access to Facilities.................................................................................14
           6.7         Taxes................................................................................................15
           6.8         Insurance............................................................................................15
           6.9         Intellectual Property................................................................................16
           6.10        Properties...........................................................................................16
           6.11        Confidentiality......................................................................................16
           6.12        Required Approvals...................................................................................16
           6.13        Reissuance of Securities.............................................................................17
           6.14        Opinion..............................................................................................17

7.         Covenants of the Purchaser.......................................................................................17
           7.1         Confidentiality......................................................................................17
           7.2         Non-Public Information...............................................................................18

8.         Covenants of the Company and Purchaser Regarding Indemnification.................................................18
           8.1         Company Indemnification..............................................................................18
           8.2         Purchaser's Indemnification..........................................................................18
           8.3         Procedures...........................................................................................18


9.         Registration Rights..............................................................................................18
           9.1         Registration Rights Granted..........................................................................18
           9.2         Offering Restrictions................................................................................18

10.        Miscellaneous....................................................................................................19
           10.1        Governing Law........................................................................................19
           10.2        Survival.............................................................................................19
           10.3        Successors...........................................................................................19
           10.4        Entire Agreement.....................................................................................19
           10.5        Severability.........................................................................................20
           10.6        Amendment and Waiver.................................................................................20
           10.7        Delays or Omissions..................................................................................20
           10.8        Notices..............................................................................................20
           10.9        Attorneys' Fees......................................................................................21
           10.10       Titles and Subtitles.................................................................................21
           10.11       Facsimile Signatures; Counterparts...................................................................21
           10.12       Broker's Fees........................................................................................21
           10.13       Construction.........................................................................................22

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
                                                     LIST OF EXHIBITS
Form of Convertible Term Note........................................................................................     Exhibit A
Form of Warrant......................................................................................................     Exhibit B
Form of Opinion......................................................................................................     Exhibit C
Form of Escrow Agreement.............................................................................................     Exhibit D

                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of December 3, 2003, by and between BAM! ENTERTAINMENT, INC., a Delaware corporation (the "Company"), and Laurus Master Fund, Ltd., a Cayman Islands company (the "Purchaser").

                                    RECITALS

         WHEREAS, the Company has authorized the sale to the Purchaser of a Convertible Term Note in the aggregate principal amount of One Million Five Hundred Thousand dollars ($1,500,000.00) (the "Note"), which Note is convertible into shares of the Company's common stock, $0.01 par value per share (the "Common Stock") at a fixed conversion price of $1.33 per share of Common Stock ("Fixed Conversion Price");

         WHEREAS, the Company wishes to issue a warrant (the "Warrant") to the Purchaser to purchase shares of the Company's Common Stock in connection with Purchaser's purchase of the Note;

         WHEREAS, Purchaser desires to purchase the Note and Warrant on the terms and conditions set forth herein; and

         WHEREAS, the Company desires to issue and sell the Note and Warrant to Purchaser on the terms and conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Agreement to Sell and Purchase. Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 3), the Company agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company a Note in the amount of $1,500,000 convertible in accordance with the terms thereof into shares of the Company's Common Stock in accordance with the terms of the Note and this Agreement. The Note purchased on the Closing Date shall be known as the "Offering." A form of the Note is annexed hereto as Exhibit A. The Note will have a Maturity Date (as defined in the Note) twelve (12) months from the date of issuance. Collectively, the Note and Warrant (as defined in Section 2) and Common Stock issuable in payment of the Note, upon conversion of the Note and upon exercise of the Warrant are referred to as the "Securities."

         2. Fees and Warrant. On the Closing Date:

                  (a) The Company will issue and deliver to the Purchaser a Warrant to purchase up to 166,667 shares of Common Stock, subject to adjustment up to 500,000 shares of Common Stock as set forth in Section
         1.6 of the Warrant, in connection with the

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         Offering (the "Warrant") pursuant to Section 1 hereof. The Warrant must be delivered on the Closing Date. A form of Warrant is annexed hereto as Exhibit B. All the representations, covenants, warranties, undertakings, and indemnification, and other rights made or granted to or for the benefit of the Purchaser by the Company are hereby also made and granted in respect of the Warrant and shares of the Company's
         Common Stock issuable upon exercise of the Warrant (the "Warrant Shares").

                  (b) Subject to the terms of Section 2(d) below, the Company shall pay to Laurus Capital Management, LLC, manager of Purchaser a closing payment in an amount equal to three and one-half percent (3.50%) of the aggregate principal amount of the Note. The foregoing fee is referred to herein as the "Closing Payment."

                  (c) The Company shall reimburse the Purchaser for its reasonable legal fees for services rendered to the Purchaser in preparation of this Agreement and the Related Agreements (as hereinafter defined), and expenses in connection with the Purchaser's due diligence review of the Company and relevant matters. Amounts required to be paid hereunder will be paid at the Closing and shall be $35,000 for legal expenses and for performing due diligence inquiries on the Company.

                  (d) The Closing Payment, legal fees and due diligence fees (net of deposits previously paid by the Company shall be paid at closing out of funds held pursuant to a Funds Escrow Agreement of even date herewith among the Company, Purchaser, and an Escrow Agent (the "Funds Escrow Agreement") and a disbursement letter (the "Disbursement Letter").

         3. Closing, Delivery and Payment. Closing. Subject to the terms and conditions herein, the closing of the transactions contemplated hereby (the "Closing"), shall take place on the date hereof, at such time or place as the Company and Purchaser may mutually agree (such date is hereinafter referred to as the "Closing Date").

                  3.2 Delivery. Pursuant to the Funds Escrow Agreement in the form attached hereto as Exhibit C, at the Closing on the Closing Date, the Company will deliver to the Purchaser, among other things, a Note in the form attached as Exhibit A representing the principal amount of $1,500,000 and a Warrant in the form attached as Exhibit B in the Purchaser's name representing 166,667 Warrant Shares (subject to adjustment as described above) and the Purchaser will deliver to the Company, among other things, the amounts set forth in the Disbursement Letter by certified funds or wire transfer.

         4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as of the date of this Agreement as set forth below which disclosures are supplemented by, and subject to the Company's filings under the Securities Exchange Act of 1934 (collectively, the "Exchange Act Filings"), copies of which have been provided to the Purchaser.

                  4.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware . The Company has the corporate power and authority to own and operate its properties


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and assets, to execute and deliver this Agreement, and the Note and the Warrant to be issued in connection with this Agreement, the Security Agreement relating to the Note dated as of December 3, 2003 between the Company and the Purchaser, the Registration Rights Agreement relating to the Securities dated as of December 3, 2003 between the Company and the Purchaser and all other agreements referred to herein (collectively, the "Related Agreements"), to issue and sell the Note and the shares of Common Stock issuable upon conversion of the Note (the "Note Shares"), to issue and sell the Warrant and the Warrant Shares, and to carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

                  4.2 Subsidiaries. The Company owns all of the issued and outstanding capital stock of BAM Entertainment Limited and BAM Studios (Europe) Limited (collectively, the "Subsidiaries"). The Company does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity.

                  4.3 Capitalization; Voting Rights

                  (a) The authorized capital stock of the Company, as of the date hereof consists of 110,000,000 shares, of which 100,000,000 are shares of Common Stock, par value $0.01 per share, 16,791,688 shares of which are issued and outstanding, and 10,000,000 are shares of preferred stock, par value $0.01 per share of which no shares are issued and outstanding.

                  (b) Except as disclosed on Schedule 4.3 or in the Exchange Act Filings, other than: (i) the shares reserved for issuance under the Company's stock option plans; and (ii) shares which may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. Except as disclosed on Schedule 4.3 or in the Exchange Act Filings, neither the offer, issuance or sale of any of the Note or Warrant, or the issuance of any of the Note Shares or Warrant Shares, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Company outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

                  (c) All issued and outstanding shares of the Company's Common
         Stock: (i) have been duly authorized and validly issued and are fully paid and nonassessable; and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

                  (d) The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Company's Certificate of Incorporation (the "Charter"). The Note Shares and Warrant Shares have been duly and validly reserved for


                                       3
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         issuance. When issued in compliance with the provisions of this
         Agreement and the Company's Charter, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

                  4.4 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers and directors necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder at the Closing and, the authorization, sale, issuance and delivery of the Note and Warrant has been taken or will be taken prior to the Closing. The Agreement and the Related Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of the Company enforceable in accordance with their terms, except:

                  (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

                  (b) general principles of equity that restrict the availability of equitable or legal remedies.

The sale of the Note and the subsequent conversion of the Note into Note Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The issuance of the Warrant and the subsequent exercise of the Warrant for Warrant Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

                  4.5 Liabilities. The Company, to the best of its knowledge, has no material contingent liabilities, except current liabilities incurred in the ordinary course of business and liabilities disclosed in any Exchange Act Filings.

                  4.6 Agreements; Action. Except as set forth on Schedule 4.6 or as disclosed in any Exchange Act Filings:

                  (a) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve: (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business); or
         (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products); or (iii) provisions restricting the development, manufacture or distribution of the Company's products or services; or (iv) indemnification by the Company with respect to infringements of proprietary rights.

                  (b) Since September 30, 2003, the Company has not: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or


                                       4
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         series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate; (iii) made any loans or advances to any person not in excess, individually or in the aggregate, of $100,000, other than ordinary advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                  (c) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                  4.7 Obligations to Related Parties. Except as set forth on
Schedule 4.7, there are no obligations of the Company to officers, directors, stockholders or employees of the Company other than:

                  (a) for payment of salary for services rendered and for bonus payments;

                  (b) reimbursement for reasonable expenses incurred on behalf of the Company;

                  (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company); and

                  (d) obligations listed in the Company's financial statements or disclosed in any of its Exchange Act Filings.

Except as described above or set forth on Schedule 4.7, none of the officers, directors or, to the best of the Company's knowledge, key employees or stockholders of the Company or any members of their immediate families, are indebted to the Company, individually or in the aggregate, in excess of $50,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with the Company. Except as described above, no officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company and no agreements, understandings or proposed transactions are contemplated between the Company and any such person. Except as set forth on Schedule 4.7, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

                  4.8 Changes. Since September 30, 2003, except as disclosed in any Exchange Act Filing or in any Schedule to this Agreement or to any of the Related Agreements, there has not been:


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                  (a) Any change in the assets, liabilities, financial
         condition, prospects or operations of the Company, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a material adverse effect on such assets, liabilities, financial condition, prospects or operations of the Company;

                  (b) Any resignation or termination of any officer, key employee or group of employees of the Company;

                  (c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

                  (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

                  (e) Any waiver by the Company of a valuable right or of a material debt owed to it;

                  (f) Any direct or indirect material loans made by the Company to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

                  (g) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

                  (h) Any declaration or payment of any dividend or other distribution of the assets of the Company;

                  (i) Any labor organization activity related to the Company;

                  (j) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                  (k) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                  (l) Any change in any material agreement to which the Company is a party or by which it is bound which may materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company;

                  (m) Any other event or condition of any character that, either individually or cumulatively, has or may materially and adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company; or

                  (n) Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (m) above.

                  4.9 Title to Properties and Assets; Liens, Etc. Except as set forth on Schedule 4.9, the Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than:

                  (a) those resulting from taxes which have not yet become delinquent;

                  (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company; and

                  (c) those that have otherwise arisen in the ordinary course of business.

All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Except as set forth on Schedule 4.9, the Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

                  4.10 Intellectual Property.

                  (a) The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and to the Company's knowledge as presently proposed to be conducted (the "Intellectual Property"), without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products.

                  (b) The Company has not received any communications alleging that the Company has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company aware of any basis therefor.

                  (c) The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been rightfully assigned to the Company.

                  4.11 Compliance with Other Instruments. Except as set forth on
Schedule 4.11, the Company is not in violation or default of any term of its Charter or Bylaws, or of any

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material provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ. The execution, delivery and performance of and compliance with this Agreement and the Related Agreements to which it is a party, and the issuance and sale of the Note by the Company and the other Securities by the Company each pursuant hereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties, except as may be effected pursuant to this Agreement and/or the Related Agreements.

                  4.12 Litigation. Except as set forth on Schedule 4.12 hereto, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that prevents the Company to enter into this Agreement or the Related Agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for any of the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

                  4.13 Tax Returns and Payments. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the Closing, have been paid or will be paid prior to the time they become delinquent. Except as set forth on Schedule 4.13, the Company has not been advised:

                  (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or

                  (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes.

The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

                  4.14 Employees. Except as set forth on Schedule 4.14, the Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. Except as disclosed in the Exchange Act Filings or on Schedule 4.14, the Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the

Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company. The Company has not received any notice alleging that any such violation has occurred. Except for employees who have a current effective employment agreement with the Company, no employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. Except as set forth on Schedule 4.14, the Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees.

                  4.15 Registration Rights and Voting Rights. Except as set forth on Schedule 4.15 and except as disclosed in Exchange Act Filings, the Company is presently not under any obligation, and has not granted any rights, to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued. Except as set forth on Schedule 4.15 and except as disclosed in Exchange Act Filings, to the Company's knowledge, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

                  4.16 Compliance with Laws; Permits. Except as set forth on
Schedule 4.16, to its knowledge, the Company is not in violation in any material respect of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of any of the Securities, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would materially and adversely affect the business, properties, prospects or financial condition of the Company.

                  4.17 Environmental and Safety Laws. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, the violation of which would have a material adverse effect on the Company and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Except as set forth on Schedule 4.17, no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or, to the

Company's knowledge, by any other person or entity on any property owned, leased or used by the Company. For the purposes of the preceding sentence, "Hazardous Materials" shall mean:

                  (a) materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials; or

                  (b) any petroleum products or nuclear materials.

                  4.18 Valid Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

                  4.19 Full Disclosure. The Company has provided the Purchaser with all information requested by the Purchaser in connection with its decision to purchase the Note and Warrant, including all information the Company believes is reasonably necessary to make such investment decision. Neither this Agreement, the exhibits and schedules hereto, the Related Agreements, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections provided to the Purchaser by the Company were based on the Company's experience in the industry and on assumptions of fact and opinion as to future events which the Company, at the date of the issuance of such projections , believed to be reasonable.

                  4.20 Insurance. The Company has general commercial, product liability, fire and casualty insurance policies with coverages which the Company believes are customary for companies similarly situated to the Company in the same or similar business.

                  4.21 SEC Reports. Except as set forth on Schedule 4.21, the Company has filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act. The Company has furnished the Purchaser with copies of: (i) its Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003 ; and (ii) its Quarterly Reports on Form 10-QSB for the fiscal quarter ended September 30, 2003, and the Form 8-K filings which it has made during 2003 to date (collectively, the "SEC Reports"). Except as set forth on
Schedule 4.21, each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  4.22 Listing. Except as set forth on Schedule 4.22 hereof, the Company's Common Stock is listed for trading on the NASDAQ SmallCap Market ("NASDAQ SC") and satisfies all requirements for the continuation of such listing. Except as set forth on Schedule 4.21 hereof, the Company has not received any notice that its Common Stock will be delisted from NASDAQ SC or that its Common Stock does not meet all requirements for listing. The Company will use its best efforts to remain listed for trading on the NASDAQ SC.

                  4.23 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

                  4.24 Stop Transfer. The Securities are restricted securities as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws.

                  4.25 Dilution. The Company specifically acknowledges that its obligation to issue the shares of Common Stock upon conversion of the Note and exercise of the Warrant is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

         5. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement)

                  5.1 No Shorting. The Purchaser or any of its affiliates and investment partners has not, will not and will not cause any person or entity, directly or indirectly, to engage in "short sales" of the Company's Common Stock or any other hedging strategies as long as the Note shall be outstanding.

                  5.2 Requisite Power and Authority. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All corporate action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except:

                  (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

                  (b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

                  5.3 Investment Representations. Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement, including, without limitation, that the Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Note and the Warrant to be purchased by it under this Agreement and the Note Shares and the Warrant Shares acquired by it upon the conversion of the Note and the exercise of the Warrant, respectively. The Purchaser further confirms that it has had an opportunity to ask questions and receive answers from the Company regarding the Company's business, management and financial affairs and the terms and conditions of the Offering, the Note, the Warrant and the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access.

                  5.4 Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an exemption from registration is available with respect to such sale.

                  5.5 Acquisition for Own Account. Purchaser is acquiring the Note and Warrant and the Note Shares and the Warrant Shares for Purchaser's own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

                  5.6 Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management's, business and financial experience, Purchaser has the capacity to evaluate the merits and risks of its investment in the Note, the Warrant and the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement, and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement or the Related Agreements.

                  5.7 Accredited Investor. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                  5.8 Legends.

                  (a) The Note shall bear substantially the following legend:

                  "THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR SUCH SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BAM! ENTERTAINMENT, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (b) The Note Shares and the Warrant Shares, if not issued by DWAC system (as hereinafter defined), shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BAM! ENTERTAINMENT, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (c) The Warrant shall bear substantially the following legend:

                  "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BAM!

                  ENTERTAINMENT, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

         6. Covenants of the Company. The Company covenants and agrees with the Purchaser as follows:

                  6.1 Stop-Orders. The Company will advise the Purchaser, promptly after it receives notice of issuance by the Securities and Exchange Commission (the "SEC"), any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

                  6.2 Listing. The Company shall promptly secure the listing of the shares of Common Stock issuable upon conversion of the Note and upon the exercise of the Warrant on the NASDAQ SC (the "Principal Market") upon which shares of Common Stock are listed (subject to official notice of issuance) and shall maintain such listing so long as any other shares of Common Stock shall be so listed. The Company will maintain the listing of its Common Stock on the Principal Market, and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable.

                  6.3 Market Regulations. The Company shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to Purchaser and promptly provide copies thereof to Purchaser.

                  6.4 Reporting Requirements. The Company will timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

                  6.5 Use of Funds. The Company agrees that it will use the proceeds of the sale of the Note and Warrant for working capital and general corporate purposes only .

                  6.6 Access to Facilities. The Company will permit any representatives designated by the Purchaser (or any successor of the Purchaser), upon reasonable notice and during normal business hours, at such person's expense and accompanied by a representative of the Company, to:

                  (a) visit and inspect any of the properties of the Company;

                  (b) examine the corporate and financial records of the Company (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom; and

                  (c) discuss the affairs, finances and accounts of the Company with the directors, officers and independent accountants of the Company.

Notwithstanding the foregoing, the Company will not provide any material, non-public information to the Purchaser unless the Purchaser signs a confidentiality agreement and otherwise complies with Regulation FD, under the federal securities laws.

                  6.7 Taxes. The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

                  6.8 Insurance. The Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in similar business similarly situated as the Company; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which the Company reasonably believes is customary for companies in similar business similarly situated as the Company and to the extent available on commercially reasonable terms. The Company and each of its subsidiaries set forth in Section 4.2 hereof (the "Subsidiaries") will jointly and severally bear the full risk of loss from any loss of any nature whatsoever with respect to the assets pledged to the Purchaser as security for its obligations hereunder and under the Related Agreements. At the Company's own cost and expense in amounts and with carriers reasonably acceptable to Purchaser, the Company and each of the Subsidiaries shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to the Company's or the respective Subsidiary's including business interruption insurance; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to the Company's or the Subsidiary's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of the Company either directly or through governmental authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which the Company or the Subsidiary is engaged in business; and (v) furnish Purchaser with (x) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, (y) excepting the Company's workers' compensation policy, endorsements to such policies naming Purchaser as "co-insured" or "additional insured" and appropriate loss payable endorsements in form and substance satisfactory to Purchaser, naming Purchaser as loss payee, and (z) evidence that as to

Purchaser the insurance coverage shall not be impaired or invalidated by any act or neglect of the Company or any Subsidiary and the insurer will provide Purchaser with at least thirty (30) days notice prior to cancellation. The Company and each Subsidiary shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to the Company and/or the Subsidiary and Purchaser jointly. In the event that as of the date of receipt of each loss recovery upon any such insurance, the Purchaser has not declared an event of default with respect to this Agreement or any of the Related Agreements, then the Company shall be permitted to direct the application of such loss recovery proceeds toward investment in property, plant and equipment that would comprise "Collateral" secured by Purchaser's security interest pursuant to its security agreement, with any surplus funds to be applied toward payment of the obligations of the Company to Purchaser. In the event that Purchaser has properly declared an event of default with respect to this Agreement or any of the Related Agreements, then all loss recoveries received by Purchaser upon any such insurance thereafter may be applied to the obligations of the Company hereunder and under the Related Agreements, in such order as the Purchaser may determine. Any surplus (following satisfaction of all Company obligations to Purchaser) shall be paid by Purchaser to the Company or applied as may be otherwise required by law. Any deficiency thereon shall be paid by the Company or the Subsidiary, as applicable, to Purchaser, on demand.

                  6.9 Intellectual Property. The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

                  6.10 Properties. The Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a material adverse effect.

                  6.11 Confidentiality. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser, unless expressly agreed to by the Purchaser or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. The Company may disclose Purchaser's identity and the terms of this Agreement to its current and prospective debt and equity financing sources.

                  6.12 Required Approvals. For so long as forty percent (40%) of the principal amount of the Note is outstanding, the Company, without the prior written consent of the Purchaser, shall not:

                  (a) directly or indirectly declare or pay any dividends, other than dividends with respect to its preferred stock;

                  (b) liquidate, dissolve or effect a material reorganization;

                  (c) become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the Company's right to perform the provisions of this Agreement or any of the agreements contemplated thereby;

                  (d) materially alter or change the scope of the business of the Company;

                  (e) create, incur, assume or suffer to exist any indebtedness of any Subsidiary (exclusive of trade debt and debt incurred to finance the purchase of equipment (not in excess of five percent (5%) per annum of the Company's assets) whether secured or unsecured or any refinancings or replacements thereof or any debt incurred in connection with the purchase of assets or in connection with operating lines of credit as necessary to operate such assets, or any refinancings or replacements thereof; (ii) cancel any debt owing to the Company from any Subsidiary or transfer any amount from the Company to the Subsidiaries in excess of $50,000 in the aggregate during any 12 month period; (iii) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, including but not limited to any Subsidiary, except the endorsement of negotiable instruments by a Company for deposit or collection or similar transactions in the ordinary course of business.

                  6.13 Reissuance of Securities. The Company agrees to reissue certificates representing the Securities without the legends set forth in
Section 5.7 above at such time as:

                  (a) the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Securities Act; or

                  (b) upon resale subject to an effective registration statement after such Securities are registered under the Securities Act.

The Company agrees to cooperate with the Purchaser in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Company and its counsel receive reasonably requested representations from the selling Purchaser and broker, if any.

                  6.14 Opinion. On the Closing Date, the Company will deliver to the Purchaser an opinion acceptable to the Purchaser from the Company's legal counsel. The Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the conversion of the Note and exercise of the Warrant.

         7. Covenants of the Purchaser. The Purchaser covenants and agrees with the Company as follows:

                  7.1 Confidentiality. The Purchaser agrees that it will not disclose, and will not include in any public announcement, the name of the Company, unless expressly agreed to by the Company or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

                  7.2 Non-Public Information. The Purchaser agrees not to effect any sales in the shares of the Company's Common Stock while in possession of material, non-public information regarding the Company if such sales would violate applicable securities law.

         8. Covenants of the Company and Purchaser Regarding Indemnification.

                  8.1 Company Indemnification. The Company agrees to indemnify, hold harmless, reimburse and defend Purchaser, each of Purchaser's officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchaser which results, arises out of or is based upon: (i) any misrepresentation by Company or breach of any warranty by Company in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (ii) any breach or default in performance by Company of any covenant or undertaking to be performed by Company hereunder, or any other agreement entered into by the Company and Purchaser relating hereto.

                  8.2 Purchaser's Indemnification. Purchaser agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, affiliates, control persons and principal shareholders, at all times against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which results, arises out of or is based upon: (i) any misrepresentation by Purchaser or breach of any warranty by Purchaser in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (ii) any breach or default in performance by Purchaser of any covenant or undertaking to be performed by Purchaser hereunder, or any other agreement entered into by the Company and Purchaser relating hereto.

                  8.3 Procedures. The procedures and limitations set forth in
Section 10.2(c) and (d) shall apply to the indemnifications set forth in Sections 8.1 and 8.2 above.


         9. Registration Rights


                  9.1 Registration Rights Granted. The Company hereby grants registration rights to the Purchaser pursuant to a Registration Rights Agreement dated as of even date herewith between the Company and the Purchaser.



                  9.2 Offering Restrictions. Except as previously disclosed in the SEC Reports or in the Exchange Act Filings, or stock or stock options granted to employees or directors of the Company; or shares of preferred stock issued to pay dividends in respect of the Company's preferred stock; or equity or debt issued in connection with an acquisition of a business or assets by the Company; or the issuance by the Company of stock in connection with the establishment of a joint venture partnership or licensing arrangement (these exceptions hereinafter referred to as the "Excepted Issuances"), the Company will not issue any securities with a continuously variable/floating conversion feature which are or could be (by conversion or registration) free-trading securities (i.e. common stock subject to a registration statement) prior to the full repayment or conversion of the Note (the "Exclusion Period").

         10. Miscellaneous.

                  10.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION BROUGHT BY EITHER PARTY AGAINST THE OTHER CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK. BOTH PARTIES AND THE INDIVIDUALS EXECUTING THIS AGREEMENT AND OTHER AGREEMENTS ON BEHALF OF THE COMPANY AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY. IN THE EVENT THAT ANY PROVISION OF THIS AGREEMENT OR ANY OTHER AGREEMENT DELIVERED IN CONNECTION HEREWITH IS INVALID OR UNENFORCEABLE UNDER ANY APPLICABLE STATUTE OR RULE OF LAW, THEN SUCH PROVISION SHALL BE DEEMED INOPERATIVE TO THE EXTENT THAT IT MAY CONFLICT THEREWITH AND SHALL BE DEEMED MODIFIED TO CONFORM WITH SUCH STATUTE OR RULE OF LAW. ANY SUCH PROVISION WHICH MAY PROVE INVALID OR UNENFORCEABLE UNDER ANY LAW SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OF ANY AGREEMENT.

                  10.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby to the extent provided therein. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

                  10.3 Successors. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities from time to time, other than the holders of Common Stock which has been sold by the Purchaser pursuant to Rule 144 or an effective registration statement. Purchaser may not assign its rights hereunder to a competitor of the Company.

                  10.4 Entire Agreement. This Agreement, the exhibits and schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                  10.5 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  10.6 Amendment and Waiver.

                  (a) This Agreement may be amended or modified only upon the written consent of the Company and the Purchaser.

                  (b) The obligations of the Company and the rights of the Purchaser under this Agreement may be waived only with the written consent of the Purchaser.

                  (c) The obligations of the Purchaser and the rights of the Company under this Agreement may be waived only with the written consent of the Company.

                  10.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, the Note or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

                  10.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

                  (a) upon personal delivery to the party to be notified;

                  (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

                  (c) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

                  (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications shall be sent as follows:

    If to the Purchaser, to:  BAM! Entertainment, Inc.
                              333 West Santa Clara Street, Suite 716
                              San Jose, CA  95113

                              Attention: President
                              Facsimile: (408) 298-9600
                              with a copy to: Kirkpatrick & Lockhart, LLP
                              10100 Santa Monica Boulevard, 7th Floor
                              Los Angeles, CA  90067
                              Attention: Thomas J. Poletti
                              Facsimile: (310) 552-5001

    If to the Company, to:    Laurus Master Fund, Ltd.
                              c/o Ironshore Corporate Services ltd.
                              P.O. Box 1234 G.T.
                              Queensgate House, South Church Street
                              Grand Cayman, Cayman Islands
                              Facsimile: 345-949-9877

                              with a copy to:

                              John E. Tucker , Esq.
                              825 Third Avenue 14th Floor
                              New York, NY 10022
                              Facsimile: 212-541-4434

or at such other address as the Company or the Purchaser may designate by written notice to the other parties hereto given in accordance herewith.

                  10.9 Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                  10.10 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  10.11 Facsimile Signatures; Counterparts. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  10.12 Broker's Fees. Except as set forth on Schedule 11.12 hereof, Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 11.12 being untrue.

                  10.13 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the Related Agreements and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed the SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.


COMPANY:                             PURCHASER:

BAM! ENTERTAINMENT, INC.             LAURUS MASTER FUND, LTD.


By:     /s/ Stephen Ambler           By:      /s/ [Illegible]
        -------------------------             -----------------------------
Name:   Stephen Ambler               Name:
        -------------------------             -----------------------------
Title:  CFO                          Title:
        -------------------------             -----------------------------

                                    EXHIBIT A

                            FORM OF CONVERTIBLE NOTE

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BAM! ENTERTAINMENT, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.


                          SECURED CONVERTIBLE TERM NOTE

         FOR VALUE RECEIVED, BAM! ENTERTAINMENT, INC., a Delaware corporation (the "BORROWER"), hereby promises to pay to LAURUS MASTER FUND, LTD., c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands, Fax: 345-949-9877 (the "HOLDER") or its registered assigns or successors in interest, on order, the sum of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000), together with any accrued and unpaid interest hereon, on December 3, 2004 (the "MATURITY DATE") if not sooner paid.

         Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of the date hereof between the Borrower and the Holder (the "PURCHASE AGREEMENT").

The following terms shall apply to this Note:

                                    ARTICLE I
                             INTEREST & AMORTIZATION

         1.1 Interest Rate and Payment. Subject to Sections 4.10 and 5.6 hereof, interest payable on this Note shall accrue at a rate of seven percent (7%) per annum (the "INTEREST RATE"). Subject to the provisions of Articles II and III hereof, interest shall be payable in cash, monthly in arrears commencing on January 2, 2004 ("Monthly Interest Amount"), on the first day of each consecutive calendar month thereafter and on the Maturity Date, whether by acceleration or otherwise.




         1.2 Monthly Principal Payments.Amortizing payments of the aggregate principal amount outstanding under this Note at any time (the "PRINCIPAL AMOUNT") shall begin on February 1, 2004 and shall recur on the first calendar day of each succeeding month thereafter until the Maturity Date (each, an "AMORTIZATION DATE"). Subject to Section 3.4 below, beginning on the first Amortization Date, the Borrower shall make monthly payments to the Holder on each Repayment Date, each in the amount of $166,666.67, together with any accrued and unpaid interest to date on such portion of the Principal Amount plus any and all other amounts which are then owing under this Note but have not been paid (collectively, the "MONTHLY AMOUNT").

                                   ARTICLE II
                            BORROWER PAYMENT OPTIONS

         2.1. Effectiveness. The provisions of this Article II shall be effective only after the Nasdaq has approved the Borrower's additional listing application covering the Conversion Shares (as that term is defined herein) and determined that the Facility should not be integrated with the Borrower's private placement (the "SEPTEMBER FINANCING") effected pursuant to a Securities Purchase Agreement dated as of September 30, 2003 by and among the Borrower and certain purchasers thereto (the "COMPLIANCE EVENT"). In the event that Nasdaq determines that this Note would be integrated with the September Financing (the "NON-COMPLIANCE EVENT"), the provisions of this Article II shall never become effective.

         2.2 (a) Payment of Monthly Amount in Cash or Common Stock. Subject to the terms hereof, the Borrower shall have the sole option to determine whether to satisfy payment of the Monthly Amount on each date a payment under the Note is due and payable (a "REPAYMENT DATE") either in cash or in shares of Common Stock (as defined in the Purchase Agreement), or a combination of both. Each month by the tenth (10th) day of such month, the Borrower shall deliver to the Holder a written irrevocable notice in the form of Exhibit B attached hereto electing to pay the Monthly Amount payable on the next Repayment Date in either cash or Common Stock, or a combination of both (each, a "REPAYMENT ELECTION NOTICE") (the date by which such notice is required to be given being hereinafter referred to as the "NOTICE DATE"). If a Repayment Election Notice is not delivered to the Holder by the applicable Notice Date for such Repayment Date, then the Monthly Amount due on such Repayment Date shall be paid in cash. Any portion of the Monthly Amount paid in cash on a Repayment Date, shall be paid to the Holder an amount equal to (x) 103% of the principal portion of the Monthly Amount plus (y) any accrued and unpaid interest in satisfaction of such obligation. If the Borrower repays all or a portion of the Monthly Amount in shares of Common Stock, the number of such shares to be issued for such Repayment Date shall be the number determined by dividing (x) the portion of the Monthly Amount to be paid in shares of Common Stock, by (y) the Fixed Conversion Price. For purposes hereof, the "FIXED CONVERSION PRICE" means $1.33 (which has been determined on the date of this Note as an amount equal to 103% of the average closing price for the five (5) trading days immediately prior to the date of this Note).

           (b) Monthly Amount Common Stock Payment Guidelines. Subject to Sections 2.1(a) and 2.2 hereof, if the Borrower has elected to pay all or a portion of the Monthly Amount due on such Repayment Date in shares of Common Stock and the closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market (as defined in Section 4.7 hereof) for any of the ten
(10) trading days preceding a Repayment Date was less than 115% of the Fixed Conversion Price, then the Borrower shall pay in cash instead. Any part of the Monthly Amount due on such Repayment Date that the Borrower did not elect to pay in shares of Common Stock shall be paid by the Borrower in cash on such Repayment Date. Any part of the Monthly Amount due on such Repayment Date which the Borrower elected to pay in shares of Common Stock but which must be paid in cash (as a result of the closing price of the Common Stock on one or more of the five (5) trading days preceding the applicable Repayment Date was less than 115% of the

Fixed Conversion Price) shall be paid within three (3) business days of the applicable Repayment Date.

         2.2 No Effective Registration. Notwithstanding anything to the contrary herein, the Borrower shall not repay any part of its obligations to the Holder hereunder in Common Stock if (i) there fails to exist an effective current Registration Statement (as defined in the Registration Rights Agreement) covering the shares of Common Stock to be issued in connection with such payment, or (ii) an Event of Default hereunder exists and is continuing, unless such Event of Default is cured within any applicable cure period or is otherwise waived in writing by the Holder .

         2.3 Optional Prepayments in Common Stock. Subject to Section 2.2 hereof, if the average closing price of the Common Stock on the Principal Market is greater than 115% of the Fixed Conversion Price for a period of at least five
(5) consecutive trading days, then the Borrower may, at its sole option, provide the Holder written notice (a "PREPAYMENT CALL NOTICE") requiring the conversion at the then applicable Fixed Conversion Price of all or a portion of the outstanding principal, interest and fees outstanding under this Note (subject to compliance with Section 2.3 and 3.2), together with accrued interest on the amount being prepaid, as of the date set forth in such Prepayment Call Notice (the "PREPAYMENT CALL DATE"). The Prepayment Call Date shall be at least ten
(10) trading days following the date of the Prepayment Call Notice On the Prepayment Call Date, the Borrower shall deliver to the Holder certificates evidencing the shares of Common Stock issued in satisfaction of the principal and interest being prepaid. Notwithstanding the foregoing, the Borrower's right to issue shares of Common Stock in satisfaction of its obligations under this Note shall be subject to the limitation that the number of shares of Common Stock issued in connection with any Prepayment Call Notice shall not exceed 25% of the aggregate dollar trading volume of the Common Stock for the ten (10) trading days immediately preceding the Prepayment Call Date (as such volume is reported by Bloomberg L.P.). If the price of the Common Stock falls below 115% of the then applicable Fixed Conversion Price during the ten (10) trading day period immediately preceding the Prepayment Call Date, then the Holder will then be required to convert only such amount of the Note as shall equal twenty five percent (25%) of the aggregate dollar trading volume (as such volume is reported by Bloomberg L.P.) for each day that the Common Stock has exceeded 115% of the then applicable Fixed Conversion Price. Notwithstanding anything contained herein, in no event shall the sum of (i) number of shares of Common Stock and Registered Common Stock issuable further to Articles II and III hereof plus (ii) the number of shares of Common Stock underlying warrants issued by the Borrower to the Holder (the "Warrant Shares") exceed 19.99% of the Common Stock of the Borrower outstanding on the date hereof.

         The Borrower shall not be permitted to give the Holder more than one Prepayment Call Notice under this Note during any 22-day period.

         Any principal amount of this Note which is prepaid pursuant to this
Section 2.3 shall be deemed to constitute payments of outstanding principal applying to Monthly Amounts for the remaining Repayment Dates in chronological order.

         2.4 Optional Redemption in Cash. The Borrower will have the option of prepaying this Note in full ("OPTIONAL REDEMPTION") by paying to the Holder a sum of money equal to one hundred fifteen percent (115%) of the principal amount of this Note together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note or the Purchase Agreement or any Related Document (as defined in the Purchase Agreement) (the "REDEMPTION AMOUNT") outstanding on the day written notice of redemption (the "NOTICE OF REDEMPTION") is given to the Holder, which Notice of Redemption shall specify the date for such Optional Redemption (the "REDEMPTION PAYMENT DATE"). A Notice of Redemption shall not be effective with respect to any portion of this Note for which the Holder has a pending election to convert pursuant to Section 3.1 and the Redemption Amount shall be determined as if such election to convert had been completed immediately prior to the date of the Notice of Redemption. The Redemption Payment Date shall not be earlier than the day after the date of the Notice of Redemption and not later than seven (7) days after the date of the Notice of Redemption. On the Redemption Payment Date, the Redemption Amount must be paid in good funds to the Holder. In the event the Borrower fails to pay the Redemption Amount by the Redemption Payment Date, then such Redemption Notice will be null and void.



                                   ARTICLE III
                                CONVERSION RIGHTS

         3.1. Effectiveness. The provisions of this Article III shall be effective only upon the occurrence of a Compliance Event In the event of the occurrence of a Non-Compliance Event, the provisions of Article II shall have no force or effect.

         3.2. Holder's Conversion Rights. The Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding principal amount of this Note, together with interest and fees due hereon, into shares of Common Stock or Registered Common Stock as applicable, subject to the terms and conditions set forth in this Article III. The Holder may exercise such right by delivery to the Borrower of a written notice of conversion not less than one (1) day prior to the date upon which such conversion shall occur. The date upon which such conversion shall occur is (the "CONVERSION DATE").

         10.14 3.3 Conversion Limitation. Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of this Note an amount that would be convertible into that number of Conversion Shares which would exceed the difference between the number of shares of Common Stock and Registered Common Stock, if any, beneficially owned by such Holder or issuable upon exercise of warrants held by such Holder and 4.99% of the outstanding shares of Common Stock of the Borrower. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. The Holder may void the Conversion Share limitation described in subparagraph (a) above of this Section 3.3 upon 10 days prior notice to the Borrower or without any notice requirement upon an Event of Default but only to the extent that the 19.99% limitation set forth in Section 2.3 remains an absolute limitation on the number of Shares of Common Stock and Registered Common Stock issuable further to the provisions of this Note and the Warrant Shares.

         10.15

         10.16 3.3 Mechanics of Holder's Conversion. (a) In the event that the Holder elects to convert this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion ("NOTICE OF CONVERSION") to the Borrower and such Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and fees being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Borrower within two (2) business days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Borrower in accordance with the provisions hereof shall be deemed a Conversion Date (the "CONVERSION DATE"). A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A.


         10.17 (b) Pursuant to the terms of the Notice of Conversion, the Borrower will issue instructions to the transfer agent accompanied by an opinion of counsel within one (1) business day of the date of the delivery to Borrower of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Holder's designated broker with the Depository Trust Corporation ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) business days after receipt by the Borrower of the Notice of Conversion (the "DELIVERY DATE"). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Borrower of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such Common Stock, unless the Holder provides the Borrower written instructions to the contrary.



         3.4 Conversion Mechanics.

         (a) The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal and interest and fees to be converted, if any, by the then applicable Fixed Conversion Price. In the event of any conversions of outstanding principal amount under this Note in part pursuant to this Article III, such conversions shall be deemed to constitute conversions of outstanding principal amount applying to Monthly Amounts for the remaining payment dates in chronological order.

         (b) The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion is subject to adjustment from time to time upon the occurrence of certain events, as follows:

         A. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Fixed Conversion Price or the Conversion Price, as the case may be, shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

         B. During the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

         C. Share Issuances. Subject to the provisions of this Section 3.4, if the Borrower shall at any time prior to the conversion or repayment in full of the Principal Amount issue any shares of Common Stock to a person other than the Holder or an affiliate of the Holder except (i) pursuant to Subsections A or B above; (ii) pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof as disclosed to Holder in writing; or (iii) pursuant to options or stock that may be issued under any employee incentive stock option and/or stock option or stock purchase plan adopted by the Borrower) or (iv) in connection with a bona fide joint venture, development agreement, strategic partnership, equipment lease financing, or real estate leasing transaction that does not raise equity capital for the Borrower for a consideration per share (the "Offer Price") less than the Fixed Conversion Price in effect at the time of such issuance, then the Fixed Conversion Price shall be immediately reset pursuant to the formula below. For purposes hereof, the issuance of any security of the Borrower convertible into or exercisable or exchangeable for Common Stock shall result in an adjustment to the Fixed Conversion Price at the time of issuance of such securities.

                  If the Corporation issues any additional shares pursuant to
Section 3.4 above that require a reset of the then applicable Fixed Conversion Price, then, and thereafter successively upon each such issue, the Fixed Conversion Price shall be adjusted by multiplying the then applicable Fixed Conversion Price by the following fraction:



            A + B

(A + B) + [((C - D) x B) / C]

        A = Actual shares outstanding prior to such offering

        B =  Actual shares sold in the offering

        C = Fixed Conversion Price
        D = Offering price

         D. Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

         3.5 Issuance of New Note. Upon any partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid. The Borrower will pay no costs, fees or any other consideration to the Holder for the production and issuance of a new Note.

                                   ARTICLE IV
                                EVENTS OF DEFAULT

         If an Event of Default (as defined below) occurs and is continuing, the Borrower's rights under Sections 2.2, 2.3 and 2.4 shall immediately cease and be of no further effect until such time as the Event of Default has been cured, or has been waived by the Holder. Upon the occurrence and continuance of an Event of Default beyond any applicable grace period, the Holder may make all sums of principal, interest and other fees then remaining unpaid hereon and all other amounts payable hereunder due and payable within five (5) days after written notice from Holder to Borrower (each occurrence being a "DEFAULT NOTICE PERIOD"). In the event of such an acceleration, the amount due and owing to the Holder shall be 125% of the outstanding principal amount of the Note (plus accrued and unpaid interest and fees, if any). If, with respect to any Event of Default other than a payment default described in Section 4.1 below, within the Default Notice Period the Borrower cures the Event of Default, the Event of Default will be deemed to no longer exist and any rights and remedies of Holder pertaining to such Event of Default will be of no further force or effect.

         The occurrence of any of the following events is an "EVENT OF DEFAULT":

         4.1 Failure to Pay Principal, Interest or other Fees. The Borrower fails to pay when due any installment of principal, interest or other fees hereon in accordance herewith after the expiration of any grace period referred to in Section 4.10 hereof, or the Borrower fails to pay when due any amount due under any other promissory note in excess of $200,000 issued by Borrower.

         4.2 Breach of Covenant. The Borrower breaches any material covenant or other term or condition of this Note or the Purchase Agreement in any material respect and such breach, if subject to cure, continues for a period of thirty
(30) days after the occurrence thereof.

         4.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in the Purchase Agreement, or in any Related Document (as defined in the Purchase Agreement) shall be materially false or misleading and shall not be cured for a period of thirty (30) days after the occurrence thereof.

         4.4 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

         4.5 Judgments. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its property or other assets for more than $300,000, and shall remain unvacated, unbonded or unstayed for a period of ninety (90) days.

         4.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower.

         4.7 Stop Trade. An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for 5 consecutive days or 5 days during a period of 10 consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Borrower shall not have been able to cure such trading suspension within 30 days of the notice thereof or list the Common Stock on another Principal Market within 60 days of such notice. The "Principal Market" for the Common Stock shall include the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, or any securities exchange or other securities market on which the Common Stock is then being listed or traded.

         4.8 Failure to Deliver Common Stock or Replacement Note. The Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note, and Section 9 of the Securities Purchase Agreement, or if required, a replacement Note if such failure to timely deliver Common Stock shall not be cured within two (2) Business Days or such failure to deliver a replacement Note is not cured within seven (7) Business Days.

         4.9 Default Under Related Agreements. The occurrence and continuance of any Event of Default as defined in the Related Agreements.

                           DEFAULT RELATED PROVISIONS

         4.10 Payment Grace Period. The Borrower shall have a three (3) Business Day grace period to pay any monetary amounts due under this Note or the Purchase Agreement or any Related Document, after which grace period a default interest rate of five percent (5%) per annum above the then applicable interest rate hereunder shall apply to the monetary amounts due.

         4.11 Conversion Privileges. The conversion privileges set forth in
Article III shall remain in full force and effect immediately from the date hereof and until this Note is paid in full.

         4.12 Cumulative Remedies. The remedies under this Note shall be cumulative.

                                    ARTICLE V
                                  MISCELLANEOUS

         5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         5.2 Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Borrower at the address provided in the Purchase Agreement executed in connection herewith, and to the Holder at the address provided in the Purchase Agreement for such Holder, with a copy to John E. Tucker, Esq., 825 Third Avenue, 14th Floor, New York, New York 10022, facsimile number (212) 541-4434, or at such other address as the Borrower or the Holder may designate by ten days advance written notice to the other parties hereto. A Notice of Conversion shall be deemed given when made to the Borrower pursuant to the Purchase Agreement.

         5.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument issued pursuant to Section 3.5 hereof, as it may be amended or supplemented.

         5.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. All consents , approvals, waivers, amendments and other determinations to be made by the Holder hereunder shall be made by Holders holding at least fifty one percent (51%) of the aggregate outstanding principal of the Note, and may be assigned by the Holder in accordance with the requirements of the Purchase Agreement.

         5.5 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by the Borrower concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the State of New York. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in New York or in the federal courts in the state of New York or in any other jurisdiction to collect on the

Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court in favor of the Holder.

         5.6 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

         5.7 Security Interest. The holder of this Note has been granted a security interest in certain assets of the Borrower more fully described in a Security Agreement dated as of December 3, 2003.

         5.8 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

         5.9 Cost of Collection. If default is made in the payment of this Note, the borrower shall pay to Holder reasonable costs of collection, including reasonable attorney's fees.



       [Balance of page intentionally left blank; signature page follows.]

         IN WITNESS WHEREOF, Borrower has caused this Convertible Term Note to be signed in its name effective as of this 3rd day of December, 2003.


                                          BAM! ENTERTAINMENT, INC.


                                          By:
                                              -------------------------------

                                          Name:
                                                -------------------------------

                                          Title:
                                                 ------------------------------

WITNESS:


-------------------------------

                                    EXHIBIT B

                                 FORM OF WARRANT


         THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BAM! ENTERTAINMENT, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                   Right to Purchase Shares of Common Stock of
                            BAM! Entertainment, Inc.


                          COMMON STOCK PURCHASE WARRANT

No. L-1                                           Issue Date:  December 3, 2003

         BAM! ENTERTAINMENT, INC. a corporation organized under the laws of the State of Delaware hereby certifies that, for value received, LAURUS MASTER FUND, LTD., or assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company (as defined herein) from and after the Issue Date of this Warrant and at any time or from time to time before 5:00 p.m., New York time, through the close of business December 3, 2010 (the "Expiration Date"), 166,667 fully paid and nonassessable shares of Common Stock, subject to adjustment as set forth in Section 1.6 and as otherwise provided herein (as hereinafter defined), $0.01 par value per share, at the applicable Exercise Price per share (as defined below). The number and character of such shares of Common Stock and the applicable Exercise Price per share are subject to adjustment as provided herein. Capitalized terms used but not defined herein shall have the meanings given them in that certain Note dated as of the date hereof by the Company favor of the Holder in the original principal amount of $1,500,000 (the "Note").

         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

                  (a) The term "Company" shall include BAM! Entertainment, Inc. and any corporation which shall succeed, or assume the obligations of, BAM! Entertainment, Inc. hereunder.

                  (b) The term "Common Stock" includes (i) the Company's Common Stock, par value $0.01 per share; and (ii) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                  (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

                  (d) The "Exercise Price" applicable under this Warrant shall be as follows:

                           (i) a price of $1.73, which is 130% of the average
                  closing price of Common Stock for the five (5) trading days immediately prior to the date hereof. for the first 66,667 shares acquired hereunder;

                           (ii) a price of $2.00, which is 150% of the average
                  closing price of Common Stock for the five (5) trading days immediately prior to the date hereof. for the next 58,333 shares acquired hereunder; and

                           (iii) a price of $2.33, which is 175% of the average
                  closing price of Common Stock for the five (5) trading days immediately prior to the date hereof for the last 42,667 shares acquired further to Section 4 .

         11. Exercise of Warrant.



                  11.1 Number of Shares Issuable upon Exercise. From and after the date hereof through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery of an original or fax copy of an exercise notice in the form attached hereto as Exhibit A (the "Exercise Notice"), shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

                  11.2 Fair Market Value. For purposes hereof, the "Fair Market Value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                  (a) If the Company's Common Stock is traded on the American Stock Exchange or another national exchange or is quoted on the National or SmallCap Market of The Nasdaq Stock Market, Inc.("Nasdaq"), then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

                  (b) If the Company's Common Stock is not traded on the American Stock Exchange or another national exchange or on the Nasdaq but is traded on the NASD OTC Bulletin Board, then the mean of the average of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

                  (c) Except as provided in clause (d) below, if the Company's Common Stock is not publicly traded, then as the Holder and the Company agree or in the absence of agreement by arbitration in accordance with the rules then in effect of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

                  (d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of the Warrant are outstanding at the Determination Date.

                  11.3 Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the holder hereof acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

                  11.4 Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the holders of the Warrant pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this
Section 1.

                  1.5 Lockup. Notwithstanding whether or not the securities issuable upon exercise of this Warrant become registered or otherwise tradeable without restriction, the Holder hereby agrees that, until the occurrence of the Compliance Event or a Non-Compliance Event (each as defined in the Note), it shall not directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of all or any portion of this Warrant or any securities of the Borrower issuable upon exercise of the Warrants during such period. In order to enforce the foregoing covenant, the Borrower may impose stop-transfer instructions with respect to the Warrants and the securities issuable upon exercise of this Warrant until the end of such period.

                  1.6 Non-Compliance Event. Notwithstanding the foregoing, upon the occurrence of the Non-Compliance Event (as defined in the Note), the aggregate number of shares issuable upon exercise of this Warrant shall be automatically increased to 500,000 and the exercise price of said Warrants shall be adjusted to a price equal to the lesser of (i) the closing bid price of the Borrower's Common Stock on the Nasdaq Stock Market on the Business Day immediately preceding the date of the occurrence of the Non-Compliance Event, and (y) the average of the closing bid price of the Borrower's Common Stock on the Nasdaq Stock Market for the five (5) Business Days immediately preceding the date of the occurrence of the Non-Compliance Event.

                  1.7 Lock-up on Non-Compliance Event. Notwithstanding the foregoing, upon the occurrence of the Non-Compliance Event, the Lock-up referenced in Section 1.5 herein shall be extended as to this Warrant and all shares issuable upon exercise of this Warrant for a period of 180 days from the date of the occurrence of the Non-Compliance Event.


         12. Procedure for Exercise.

                  12.1 Delivery of Stock Certificates, Etc., on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares in accordance herewith. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

                  12.2 Exercise. Payment may be made either (i) in cash or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price, (ii) by delivery of the Warrant, or shares of Common Stock and/or Common Stock receivable upon exercise of the Warrant in accordance with Section (b) below, or (iii) by a combination of any of the foregoing methods, for the number of Common Shares specified in such Exercise Notice (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein. Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

           X=Y     (A-B)
                -----------
                     A

      Where X = the number of shares of Common Stock to be issued to the Holder

         Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

         A= the Fair Market Value of one share of the Company's Common Stock (at the date of such calculation)

         B=       Exercise Price (as adjusted to the date of such calculation)

         13. Effect of Reorganization, Etc.; Adjustment of Exercise Price.

                  13.1 Reorganization, Consolidation, Merger, Etc. In case at any time or from time to time, the Company shall (a) effect a reorganization,
(b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

                  13.2 Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, concurrently with any distributions made to holders of its Common Stock, shall at its expense deliver or cause to be delivered to the Holder the stock and other securities and property (including cash, where applicable) receivable by the Holder of the Warrant pursuant to Section 3.1, or, if the Holder shall so instruct the Company, to a bank or trust company specified by the Holder and having its principal office in New York, NY as trustee for the Holder of the Warrant (the "Trustee").

                  13.3 Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 3, then the Company's securities and property (including cash, where applicable) receivable by the Holders of the Warrant will be delivered to Holder or the Trustee as contemplated by Section 3.2.

         14. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be increased to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise.

         15. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the holder of the Warrant and any Warrant agent of the Company (appointed pursuant to Section 11 hereof).

         16. Reservation of Stock, Etc., Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.

         17. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor") in whole or in part. On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include, without limitation, a legal opinion from the Transferor's counsel that such transfer is exempt from the registration requirements of applicable securities laws, the Company at its expense but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

         18. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         19. Registration Rights. The Holder of this Warrant has been granted certain registration rights by the Company. These registration rights are set forth in a Registration Rights Agreement entered into by the Company and Purchaser dated as of even date of this Warrant.

         20. Maximum Exercise. The Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this proviso is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such date. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Notwithstanding the foregoing, the restriction described in this paragraph may be revoked upon 75 days prior notice from the Holder to the Company and is automatically null and void upon an Event of Default under the Note.

         21. Warrant Agent. The Company may, by written notice to the each Holder of the Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

         22. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         23. Notices, Etc. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder of this Warrant who has so furnished an address to the Company.

         24. Voluntary Adjustment by the Company. Upon the occurrence of a Compliance Event, the Company may thereafter, at any time during the term of this Warrant, reduce the then current Exercise Price to any amount for any period of time deemed appropriate by the Board of Directors of the Company. Upon the occurrence of a Non-Compliance Event, this paragraph shall be of no force or effect.

         25. No Shorting. The Purchaser or any of its affiliates and investment partners will not and will not cause any person or entity, directly or indirectly, to engage in "short sales" of the Company's Common Stock or any other hedging strategies.

         26. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed in accordance with the laws of State of New York without regard to principles of conflicts of laws. Any action brought concerning the transactions contemplated by this Warrant shall be brought only in the state courts of New York or in the federal courts located in the state of New York; provided, however, that the Holder may choose to waive this provision and bring an action outside the state of New York. The individuals executing this Warrant on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. The Company acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK;
                            SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                                        BAM! ENTERTAINMENT, INC.

WITNESS:
                                        By:
                                               --------------------------------
                                        Name:
                                               --------------------------------
                                        Title:
-----------------------------------            --------------------------------

                                    EXHIBIT C

                                 FORM OF OPINION


                                                              K&L DRAFT 11/26/03


                                           SUBJECT TO OPINION COMMITTEE APPROVAL





         1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power to own, operate and lease its properties and to carry on its business as described in the SEC Reports.


         2. The Company has the corporate power to execute, deliver and perform its obligations under the Transaction Documents. The Company has taken all corporate action necessary to authorize (i) the execution, delivery and performance of the Transaction Documents and (ii) the sale, issuance and delivery of the Note and Warrant pursuant to the Transaction Documents. As of the date hereof, the Note Shares and the Warrant Shares are duly authorized and the Note Shares when issued and sold in accordance with the terms of the Note, and the Warrant Shares, when issued and sold in accordance with the terms of the Warrant, will be validly issued, fully paid and non-assessable, respectively.


         3. The execution, delivery and performance by the Company of the Transaction Documents, and the consummation by the Company of the transactions contemplated thereby do not, with or without the giving of notice or the passage of time or both (a) violate the Certificate of Incorporation or the By-laws of the Company, or (b) violate any existing obligation of the Company under the express terms of any court judgment, decree, order or award listed, if any, in Schedule A to the Officers Certificate.


         4. Each of the Transaction Documents is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.


         5. The stockholders of the Company have no preemptive rights under any statute or Certificate of Incorporation or Bylaws of the Company or, to our knowledge, rights of first refusal with respect to: (a) the issuance of the Note and the subsequent conversion of the Note into Note Shares (b) the issuance of the Warrant and the subsequent exercise of the Warrant into Warrant Shares, that in either case have not been properly waived or complied with pursuant to the terms of any applicable agreement.


         6. Subject to the accuracy of the Purchaser's representations and warranties in Section 5 of the Purchase Agreement and Company's representations and warranties in Section 4.18 of the Purchase Agreement and assuming that the activities of any Placement Agent, if any, if imputed to the Company, would not violate such representations, it is not necessary to register the Note, the Note Shares, the Warrant and the Warrant Shares under the Securities Act of 1933 in connection with the offer and issuance of such securities to the Purchaser under the circumstances contemplated by the Purchase Agreement.


         7. To our knowledge, at the date of this opinion letter, there is no action or proceeding pending before any court, governmental agency or arbitrator, or overtly threatened in writing, against the Company, except as disclosed in the SEC Reports. To our knowledge, at the date of this opinion letter, there is no action or proceeding pending before any court, governmental agency or arbitrator, or overtly threatened in writing, against the Company that seeks to enjoin the performance or the consummation of the Transaction Documents. In rendering the foregoing opinions, please note that we have not conducted a docket search in any jurisdiction with respect to litigation that may be pending against the Company or any of its Subsidiaries or officers or directors, nor have we undertaken any further inquiry, beyond obtaining the Officers Certificate.

                                    EXHIBIT D

                            FORM OF ESCROW AGREEMENT


         This Agreement is dated as of the 3rd day of December , 2003 among BAM! Entertainment, Inc. , a Delaware corporation (the "COMPANY") and Laurus Master Fund, Ltd. (the "PURCHASER"), and Dechert LLP (the "ESCROW AGENT").

                                   WITNESSETH:

         WHEREAS, the Company and the Purchaser have entered into a Securities Purchase Agreement ("PURCHASE AGREEMENT") for the sale by the Company to the Purchaser of a secured convertible term note ("NOTE") and issuance by the Company of a common stock purchase warrant ("WARRANT") to the Purchaser in the aggregate principal amounts and in the denominations set forth on Schedule A hereto; and

         WHEREAS, the parties hereto require the Company to deliver the Note against payment therefor, with such Note, the Warrant and payment to be delivered to the Escrow Agent to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

         WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

         NOW THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                 INTERPRETATION

         1.1. Definitions. Whenever used in this Agreement, the following terms shall have the meanings set forth below. Terms not otherwise defined herein shall have the meaning set forth in the Purchase Agreement.

                  (a) "Agreement" means this Agreement and all amendments made hereto and thereto by written agreement between the parties.

                  (b) "Company Documents" means collectively, the Securities Purchase Agreement, the Note, Registration Rights Agreement, Warrant, and the Legal Opinion.

                  (c) "Closing Payment" means the fees to be paid to Laurus Capital Management LLC set forth on Schedule A hereto.

                  (d) "Disbursment Letter" means that certain letter delivered to the Escrow Agent by each of the Purchaser and the Company setting forth wire instructions and amounts to be funded at the Closing.

                  (e)      "Escrowed Payment" means $1,500,000.

                  (f) "Legal Opinion" means the original signed legal opinion of Kirkpatrick & Lockhart LLP.

                  (g) "Purchaser Documents" means the Escrowed Payment, the Purchase Agreement, the Registration Rights Agreement, the Security Agreement and the Disbursement Letter.

                  (h) "Note" means the convertible term note of the Company issued to the Purchaser in the amount of $1,500,000.

                  (i) "Registration Rights Agreement" means that certain registration rights agreement executed and delivered pursuant to the Purchase Agreement.

                  (j) "Warrant" means the common stock purchase warrant of the Company to purchase up to 166,667 shares of the Company's common stock (subject to adjustment as set forth in the Warrant), issued to Purchaser in connection with the Note .

         1.2. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters contained herein and pertaining to the Company Documents and Purchaser Documents and supersedes all prior agreements, understandings, negotiations and discussions of the parties, whether oral or written. There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as specifically set forth in this Agreement.

         1.3. Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word "person" includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

         1.4. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party entitled to the benefit thereof waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

         1.5. Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

         1.6. Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by any party against any other party concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Each of the parties hereto and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

         1.7. Consent to Jurisdiction. Subject to Section 1.6 hereof, each of the Company, the Escrow Agent and the Purchaser hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

         1.8. Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against any other.

                                   ARTICLE II

                         DELIVERIES TO THE ESCROW AGENT

         2.1. Delivery of Company Documents to Escrow Agent. On or about the date hereof, the Company shall deliver to the Escrow Agent the Company Documents executed by the Company to the extent it is a party thereto.

         2.2 Delivery of Purchaser Documents to Escrow Agent. On or about the date hereof, the Purchaser shall deliver to the Escrow Agent the Purchaser Documents executed by the Purchaser.

         2.3. Intention to Create Escrow Over Company Documents and Purchaser Documents. The Purchaser, the Company intend that the Company Documents and Purchaser Documents shall be held in escrow by the Escrow Agent pursuant to this Agreement for their benefit as set forth herein.

         2.4. Escrow Agent to Deliver Company Documents and Purchaser Documents. The Escrow Agent shall hold and release the Company Documents and Purchaser Documents only in accordance with the terms and conditions of this Agreement.

                                   ARTICLE III

              RELEASE OF COMPANY DOCUMENTS AND PURCHASER DOCUMENTS

         3.1. Release of Escrow. Subject to the provisions of Section 4.2, the Escrow Agent shall release the Company Documents and Purchaser Documents pursuant to (a), (b), (c) or (d) below, as follows:

                  (a) Upon receipt by the Escrow Agent of the Company Documents and the corresponding Purchaser Documents, the Escrow Agent will simultaneously release the Company Documents to the Purchaser and release the corresponding Purchaser Documents to the Company except that (i) the Escrowed Payment shall be reduced by the amount of the Closing Payment; and (ii) the due diligence and legal fees for counsel to the Purchaser, which shall be paid pursuant to Section 2(c) of the Securities Purchase Agreement, will be released to the Purchaser. At the request of the Escrow Agent, the Company will provide written facsimile or original instructions to the Escrow Agent as to the disposition of all funds releasable to the Company.

                  (b) Upon receipt by the Escrow Agent of joint written instructions ("JOINT INSTRUCTIONS") signed by the Company and the Purchaser, it shall deliver the Company Documents and Purchaser Documents in accordance with the terms of the Joint Instructions.

                  (c) Upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a "COURT ORDER"), the Escrow Agent shall deliver the Company Documents and Purchaser Documents in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

                  (d) In the event that the closing of the transactions contemplated by the Purchase Agreement has not occurred by December 2, 2003, the Company Documents shall be returned to the Company upon the Escrow Agent's receipt of written notice from the Company requesting that the Company Documents be returned.

         3.2. Acknowledgement of Company and Purchaser; Disputes. The Company and the Purchaser acknowledge that the only terms and conditions upon which the Company Documents and Purchaser Documents are to be released are set forth in Articles 3 and 4 of this Agreement. The Company and the Purchaser reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Company Documents and Purchaser Documents. Any dispute with respect to the release of the Company Documents and Purchaser Documents shall be resolved pursuant to Section 4.2 or by agreement among the Company and Purchaser.

                                   ARTICLE IV

                           CONCERNING THE ESCROW AGENT

         4.1. Duties and Responsibilities of the Escrow Agent. The Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

                  (a) The Purchaser and the Company acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Purchaser or the Company is entitled to receipt of the Company Documents and Purchaser Documents pursuant to any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof;
(iv) may assume that any person purporting to give notice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so; (v) shall not be responsible for the identity, authority or rights of any person, firm or corporation executing or delivering or purporting to execute or deliver this Escrow Agreement or any document deposited hereunder or any endorsement thereon or assignment thereof; (vi) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vii) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

                  (b) The Purchaser and the Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement. The Purchaser and the Company, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent's partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent's part committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to the Purchaser and Company under this Agreement and to no other person.

                  (c) The Purchaser and the Company jointly and severally agree to reimburse the Escrow Agent for its reasonable out-of-pocket expenses (including counsel fees) incurred in connection with the performance of its duties and responsibilities hereunder.

                  (d) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to the Purchaser and the Company. Prior to the effective date of the resignation as specified in such notice, the Purchaser and Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Company Documents and Purchaser Documents to a substitute Escrow Agent selected by the Purchaser and the Company. If no successor Escrow Agent is named by the Purchaser and Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Company Documents and Purchaser Documents with the clerk of any such court.

                  (e) The Escrow Agent does not have and will not have any interest in the Company Documents and Purchaser Documents, but is serving only as escrow agent, having only possession thereof.

                  (f) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized hereby or within the rights or powers conferred upon it hereunder, nor for action taken or omitted by it in good faith, and in accordance with advice of counsel (which counsel may be of the Escrow Agent's own choosing), and shall not be liable for any mistake of fact or error of judgement or for any acts or omissions of any kind except for its own willful misconduct or gross negligence.

                  (g) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

                  (h) The Escrow Agent shall be permitted to act as counsel for the Purchaser or the Company, as the case may be, in any dispute as to the disposition of the Company Documents and Purchaser Documents, in any other dispute among the Purchaser and the Company, whether or not the Escrow Agent is then holding the Company Documents and Purchaser Documents and continues to act as the Escrow Agent hereunder.

                  (i) The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

         4.2. Dispute Resolution: Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

                  (a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Company Documents and Purchaser Documents, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Company Documents and Purchaser Documents pending receipt of a Joint Instruction from the Purchaser and Company, or (ii) deposit the Company Documents and Purchaser Documents with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Purchaser and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Company Documents and Purchaser Documents. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

                  (b) The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Purchaser and Company or to any other person, firm, corporation or entity by reason of such compliance.

                                    ARTICLE V

                                 GENERAL MATTERS

         5.1. Termination. This escrow shall terminate upon the release of all of the Company Documents and Purchaser Documents or at any time upon the agreement in writing of the Purchaser and Company.

         5.2. Notices. All notices, request, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given one (1) day after being sent by telecopy (with copy delivered by overnight courier, regular or certified mail):

(a)        If to the Company, to:      BAM! Entertainment, Inc.
                                       333 West Santa Clara Street Suite 716
                                       San Jose, CA  95113
                                       Attention:  President
                                       Facsimile: (408) 298-9600


           With a copy to:             Kirkpatrick & Lockhart, LLP
                                       10100 Santa Monica Boulevard - 7th Floor
                                       Los Angeles, CA 90067
                                       Attention: Thomas J. Poletti, Esq.
                                       Facsimile: (310) 552-5001


(b)        If to the Purchaser, to:

                                       LAURUS MASTER FUND, LTD.
                                       c/o Ironshore Corporate Services Ltd.
                                       P.O. Box 1234 G.T., Queensgate House,
                                         South Church St
                                       Grand Cayman, Cayman Islands
                                       Fax: 345-949-9877

(c)        If to the Escrow Agent, to:

                                Dechert LLP
                                30 Rockefeller Plaza
                                New York, New York 10112
                                Fax:  (212) 698-3599


or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

         5.3. Interest. The Escrowed Payment shall not be held in an interest bearing account nor will interest be payable in connection therewith.

           5.4. Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

           5.5. Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

           5.6 Counterparts/Execution. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission.

         5.7. Agreement. Each of the undersigned states that he has read the foregoing Funds Escrow Agreement and understands and agrees to it.

                                  BAM! ENTERTAINMENT, INC.
                                  the "Company"


                                  By:
                                      -------------------------------------
                                  Name:
                                  Title:


                                  PURCHASER:

                                  LAURUS MASTER FUND, LTD.

                                  By:
                                      -------------------------------------
                                  Name:
                                  Title:


                                  ESCROW AGENT:


                                  DECHERT LLP


                                  By:
                                      -------------------------------------
                                  Name:
                                  Title:

                      SCHEDULE A TO FUNDS ESCROW AGREEMENT


------------------------------------------------------------------------  ---------------------------------------------------------
PURCHASER                                                                 PRINCIPAL NOTE AMOUNT
------------------------------------------------------------------------  ---------------------------------------------------------
LAURUS MASTER FUND, LTD.,                                                 $1,500,000 Term Note
c/o Ironshore Corporate Services Ltd.,
P.O. Box 1234 G.T.,
Queensgate House, South Church Street,
Grand Cayman, Cayman Islands
Fax: 345-949-9877
------------------------------------------------------------------------  ---------------------------------------------------------
TOTAL                                                                     $1,500,000
------------------------------------------------------------------------  ---------------------------------------------------------


------------------------------------------------------------------------  ---------------------------------------------------------
FUND MANAGER                                                              CLOSING PAYMENT
------------------------------------------------------------------------  ---------------------------------------------------------
LAURUS CAPITAL MANAGEMENT, L.L.C.                                         Closing payment payable in connection with investment by
825 Third Avenue, 14th Floor                                              Laurus Master Fund, Ltd. for which Laurus Capital
New York, New York 10022                                                  Management, L.L.C. is the Manager.
Fax: 212-541-4434
------------------------------------------------------------------------  ---------------------------------------------------------
TOTAL                                                                     $52,500
------------------------------------------------------------------------  ---------------------------------------------------------


WARRANTS

------------------------------------------------------------------------  ---------------------------------------------------------
WARRANT RECIPIENT                                                         WARRANTS IN CONNECTION WITH OFFERING
------------------------------------------------------------------------  ---------------------------------------------------------
LAURUS MASTER FUND, LTD.                                                  166,667 Warrants (subject to adjustment as set forth in
A Cayman Island corporation                                               the Warrant) issuable in connection with investment by
c/o Ironshore Corporate Services Ltd.                                     Laurus Master Fund, Ltd.
P.O. Box 1234 G.T.
Queensgate House, South Church Street
Grand Cayman, Cayman Islands
Fax: 345-949-9877
------------------------------------------------------------------------  ----------------------------------------------------------
TOTAL                                                                     166,667 WARRANTS
------------------------------------------------------------------------  ----------------------------------------------------------